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                                                                    Exhibit 10.5

[Translation of Chinese original]

                          DOMAIN NAME LICENSE AGREEMENT

     This Domain Name License Agreement (the "Agreement") is entered into as of September 26, 2003 by and between the following two parties in Beijing.

The Licensor:    tom.com enterprise Limited
Legal Address:   Offshore Incorporations Limited, P.O. Box 957, Offshore
                 Incorporations Centre, Road Town, Tortola, British Virgin
                 Islands

The Licensee:    Beijing Super Channel Network Limited
Legal Address:   F09 2/F 3 Yongchangbeilu Road, Beijing Economic and
                 Technological Development Zone, China

     WHEREAS, the Licensor, an enterprise registered in British Virgin Islands ("BVI") under the laws of the BVI, which owns the domain names tom.com, bj.tom.com and cn.tom.com (collectively the "Domain Names").

     WHEREAS, the Licensee, a wholly foreign owned company registered in Beijing under the laws of the People's Republic of China (the"PRC"), is licensed to engage in the business of providing Internet information services;

     WHEREAS, the Licensor desires to license the Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee wishes to accept the license on the terms and conditions set forth herein;

     NOW THEREFORE, the parties agree as follows:

1.   Grant of License

     1.1   The Domain Names

     Under the terms and conditions hereinafter set forth, the Licensor hereby grants a general license for the Domain Names to the Licensee free of charge. Such license is nonexclusive. Notwithstanding the provisions aforesaid, the Licensee shall pay fees to the Licensor for its use of the Domain Names and the standards for such license fees shall be decided by both parties through negotiation, in the event that the shares held by Licensor's shareholder, Tom.com Limited, in TOM Online Inc. (holding indirectly the shares of the Licensee) are less than 30%. However, in disrespect of the above provisions, the licensee is entitled to have the option to demand for perpetual use right for price through negotiated or for $5,000,000 (take the lower one as standard). Only if the licensor is still entitled to use the above Domain Names.

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     1.2   Assignment and Sublicense

     The Licensor agrees the Licensee can sublicense the Domain Names hereunder to any subsidiary companies within the group of Tom Online Inc. without prior written consent of the Licensor; however, the Licensee shall obtain the Licensor's the prior written consent if the Licensee sublicense the Domain Names to any third party outside the group of Tom Online Inc.; provided that the scope of any of the aforesaid sublicense shall not exceed the Licensee's right to the Domain Names hereunder.

     1.2.2 The Licensee shall not assign, lease, pledge, or in any other way transfer the rights, obligations, and the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

2.   Goodwill

           The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Domain Names have an underlying association with the Licensor by public perception.

3.   Confidentiality

     3.1 By accepting the granting of the Domain Name licenses from the Licensor, the Licensee agrees to protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return any and all documents, information or software containing such Confidential Information to the Licensor or destroy and delete such Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent.

     3.2 Section 3.1 shall survive any amendment, expiration or termination of this Agreement.

4.   Representations and Warranties

     4.1   The Licensor represents and warrants as follows:

           4.1.1 the Licensor is a company duly registered and in good standing under the applicable laws of the BVI;

           4.1.2 the Licensor has the exclusive ownership of the domain names tom.com,

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                 bj.tom.com and cn.tom.com;

           4.1.3 the Licensor, within its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective loans or previous agreements;

           4.1.4 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

     4.2 The Licensee makes to the Licensor the following representation and warrenties:

           4.2.1 the Licensee is a wholly foreign owned company duly registered and in good standing under the applicable laws of the PRC;

           4.2.2 the Licensee, within its business scope, has full corporate, power and , authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective loans or previous agreements;

           4.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.

5.   The Licensor's Title and Protection of the Licensor's Rights

     5.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, challenge the title or any rights of the Licensor in and to the Domain Names or challenge the validity of this license.

     5.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Domain Names, and the Licensor, if it so desires may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall notify the Licensor in writing of any infringements of the Domain Names that may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

     5.3 The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damaging to

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           such Domain Names or the reputation of the Licensor.

6.   Promotion

     6.1 In all cases where the Licensee produces promotional material involving the Domain Name, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Domain Name thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee.

     6.2 The Licensee agrees not to advertise or publicize any of the Domain Names on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

7.   Effective Date and Term

     7.1 This Agreement has been duly executed by both parties' authorized representatives as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is ten (10) year(s) unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every three (3) months to determine whether any amendment or supplement to the Agreement is necessary depending on the circumstances.

     7.2 This Agreement may be extended for one year only if the Licensor gives the Licensee its written consent of the extension of this Agreement prior to the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

8.   Termination

     8.1   Termination on Expiration.

     This Agreement shall expire on the date due unless this Agreement is extended as set forth above.

     8.2   Early Termination

     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to the provisions in Section 5.1, 5.2 and 5.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

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     8.3   Survival.

     Article 2, 3, 5 and 12 shall survive after the termination or expiration of this Agreement.

9.   Effect of Termination or Expiration

           Upon and after the expiration or termination of this license, all rights granted to the Licensee hereunder shall forthwith revert to the Licensor, who shall be free to license the Domain Names to others and the Licensee will refrain from further use of the Domain Names or any direct or indirect use.

10.  Force Majeure

     10.1 Force Majeure means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care including but not limited to the acts of governments, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

     10.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

11.  Notices

     Notice or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

     Party A:    tom.com enterprise Limited
                 48/F the Center, 99 Queen's Road Central, Hong Kong

                 Attention: Secretary of the company
                 Telephone No.: 852-21217838
                 Facsimile No.: 852-21897446

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     Party B:    Beijing Super Channel Network Limited..
                 8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

                 Attention:
                 Telephone No.: 010-65283399
                 Facsimile No.: 010-85181160

12.  Dispute Resolution

           The parties shall strive to settle any disputes arising from the interpretation or performance through negotiation in good faith. In the event that no settlement can be reached through negotiation within 30 days after one party issues a negotiating notice, either party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

13.  Applicable Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

14.  Amendment and Supplement

     This Agreement shall not be amended, supplemented or modified except by a written instrument signed by both parties. The amendment or supplement duly executed by both parties shall constitute part of this Agreement and shall have the same legal effect as this Agreement.

15.  Severability

     Any provision of this Agreement which is invalid or unenforceable due to the violation of relevant lans in any jurisdiction shall, as to that jurisdiction, be ineffective or void of binding force only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

16.  Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

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     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed by a duly authorized representative each on behalf of the party here to as of the date first set forth above.


Licensor :     tom.com enterprise Limited

Representative:
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Licensee:      Beijing Super Channel Network Limited

Representative:
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